Exhibit 99.1

Press Release

For Immediate News Release
February 3, 2010

Mission West Properties Announces Fourth Quarter and Full Year 2009 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended December 31, 2009 was approximately $16,604,000, or $0.16 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $12,863,000, or $0.12 per diluted common share, for the same period in 2008. A forfeited deposit of $2,000,000 under a contract for the sale of the McCandless property accounted for approximately $0.02 per diluted common share and unrealized gain from investment in marketable securities accounted for approximately $871,000, or less than $0.01 per diluted common share, for the quarter ended December 31, 2009. Net termination fee income relating to lease terminations for the fourth quarter ended December 31, 2008 accounted for less than $0.01 per diluted common share. On a sequential quarter basis, FFO for the quarter ended September 30, 2009 was approximately $0.17 per diluted common share. For the year ended December 31, 2009, FFO increased to $60,467,000, or $0.57 per diluted common share, from FFO of $55,334,000, or $0.52 per diluted common share, for the year ended December 31, 2008. Net termination fees and security deposit forfeitures income relating to lease terminations accounted for approximately $0.03 per diluted common share for the year ended December 31, 2008.

Net income for the quarter ended December 31, 2009 was approximately $10,384,000 as compared to approximately $26,443,000 for the quarter ended December 31, 2008. Net income per diluted share to common stockholders was approximately $0.11 for the quarter ended December 31, 2009 compared to $0.26 for the quarter ended December 31, 2008, a per share decrease of approximately 58%. A forfeited deposit under a contract for the sale of the McCandless property accounted for approximately $0.02 per diluted common share for the quarter ended December 31, 2009. Gains from the sale of two R&D properties in the Company’s unconsolidated joint venture, TBI-MWP, accounted for approximately $0.20 per diluted common share for the quarter ended December 31, 2008. Net income for the year ended December 31, 2009 was approximately $34,449,000 as compared to approximately $50,340,000 for the year ended December 31, 2008. For the year ended December 31, 2009, net income per diluted share to common stockholders was approximately $0.38, down from $0.51 a year ago, a per share decrease of approximately 25%. Gains from the sale of two R&D properties in the Company’s unconsolidated joint venture, TBI-MWP, accounted for approximately $0.20 per diluted common share for the year ended December 31, 2008 and net termination fees and security deposit forfeitures income relating to lease terminations accounted for approximately $0.03 per diluted common share for the year ended December 31, 2008.

In October 2009, the Company entered into a change in terms agreement with Heritage Bank of Commerce to amend the maturity date of the $17,500,000 revolving line of credit to September 15, 2011. The interest rate on the revolving line of credit is the greater of LIBOR plus 1.75% or 4.00% per annum. The Heritage Bank of Commerce loan is secured by three properties consisting of approximately 219,000 rentable square feet. The revolving line of credit contains certain customary covenants as defined in the loan agreement. The Company paid approximately $25,000 in loan and legal fees in obtaining the revolving line of credit.

On January 8, 2010, the Company acquired a leased R&D property with approximately 41,300 rentable square feet located at 1040-1050 La Avenida Street in Mountain View, California from an unrelated third party. The total acquisition price for this property was approximately $3,853,000.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 112 properties totaling approximately 8.1 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements.  Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intends,” or similar words.  Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations.  These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Dec 31, 2009	Three Months Ended Dec 31, 2008	Twelve Months Ended Dec 31, 2009	Twelve Months Ended Dec 31, 2008
OPERATING REVENUES:
Rental revenue	$20,999	$20,464	$82,520	$79,075
Tenant reimbursements	5,051	4,505	18,732	16,406
Lease termination income	-	1,087	-	3,007
Other income	2,850	446	3,756	1,216
Total operating revenues	28,900	26,502	105,008	99,704

OPERATING EXPENSES:
Operating and maintenance	4,365	3,410	14,379	11,404
Real estate taxes	3,485	3,812	13,481	12,056
General and administrative	593	684	2,336	2,635
Depreciation and amortization of real estate	5,910 (1)	6,160 (1)	24,110 (1)	23,224 (1)
Total operating expenses	14,353	14,066	54,306	49,319

Operating income	14,547	12,436	50,702	50,385

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	72	18,701	309	19,617
Interest and dividend income	150	771	1,309	1,735
Unrealized gain (loss) from investment	871	(278)	5,011	(278)
Interest expense	(5,045)	(4,880)	(22,117)	(19,787)
Interest expense – related parties	(211)	(307)	(765)	(1,332)
Net income	10,384	26,443	34,449	50,340

Net income attributable to noncontrolling interests	(7,975)	(21,186)	(26,058)	(40,206)
Net income attributable to common stockholders	$2,409	$5,257	$8,391	$10,134

Net income per share to common stockholders:
Basic	$0.11	$0.27	$0.39	$0.51
Diluted	$0.11	$0.26	$0.38	$0.51
Weighted average shares of common stock (basic)	21,793,037	19,748,211	21,736,699	19,714,414
Weighted average shares of common stock (diluted)	21,979,442	19,889,016	21,923,104	19,996,348
Weighted average O.P. units outstanding	83,482,139	85,526,965	83,538,477	85,528,329

FUNDS FROM OPERATIONS
Funds from operations	$16,604	$12,863	$60,467	$55,334
Funds from operations per share (2)	$0.16	$0.12	$0.57	$0.52
Outstanding common stock	21,870,211	19,748,211	21,870,211	19,748,211
Outstanding O.P. units	83,404,965	85,526,965	83,404,965	85,526,965
Weighted average O.P. units and common stock outstanding (diluted)	105,461,581	105,415,981	105,461,581	105,524,677

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Dec 31, 2009	Three Months Ended Dec 31, 2008	Twelve Months Ended Dec 31, 2009	Twelve Months Ended Dec 31, 2008
Net income	$10,384	$26,443	$34,449	$50,340
Add:
Depreciation and amortization of real estate	6,391	6,620	26,187	24,933
Depreciation and amortization of real estate held in unconsolidated joint venture	60	332	238	900
Less:
Gain on sale of real estate	-	(20,471)	-	(20,471)
Noncontrolling interests in joint ventures	(231)	(61)	(407)	(368)
Funds from operations	$16,604	$12,863	$60,467	$55,334

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures.  Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income.  In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP.  FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Dec 31, 2009	Three Months Ended Dec 31, 2008	Twelve Months Ended Dec 31, 2009	Twelve Months Ended Dec 31, 2008
Total properties, end of period	111	111	111	111
Total square feet, end of period	8,047,569	8,047,569	8,047,569	8,047,569
Average monthly rental revenue per square foot (3)	$1.33	$1.26	$1.30	$1.25
Occupancy for leased properties	65.5%	66.4%	65.5%	66.4%
Straight-line rent	$195	$563	$ 870	$3,008
Leasing commissions	$328	$458	$1,621	$1,699
Capital expenditures	$ 22	$305	$ 178	$6,468

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet		2009 Base Rent (5)
2009	-	-		$1,595,158
2010	14	270,448	(4)	4,045,285
2011	17	844,452		12,333,272
2012	14	1,010,825		13,538,262
2013	6	397,215		5,081,754
2014	17	1,492,430		24,794,530
2015	7	613,556		10,722,042
2016	3	159,600		3,299,764
2017	5	349,949		3,632,723
Thereafter	1	119,756		2,608,286
Total	84	5,258,231		$81,651,076

BALANCE SHEETS
	December 31, 2009	December 31, 2008

Assets
Investments in real estate:
Land	$320,911	$320,911
Buildings and improvements	799,649	799,471
Real estate related intangible assets	3,240	3,240
Total investments in properties	1,123,800	1,123,622
Accumulated depreciation and amortization	(204,153)	(180,043)
Net investments in properties	916,647	943,579
Investment in unconsolidated joint venture	3,828	3,768
Net investments in real estate	923,475	947,347
Cash and cash equivalents	986	-
Restricted cash	197	39,478
Restricted investment in marketable securities	12,069	-
Investment in marketable securities	-	3,368
Deferred rent receivables	18,711	17,841
Other assets, net	30,951	26,251
Total assets	$986,389	$1,034,285

Liabilities and Equity
Liabilities:
Mortgage notes payable	$318,818	$330,908
Mortgage note payable – related parties	9,325	8,761
Note payable – related parties	8,261	-
Revolving line of credit	14,466	13,079
Interest payable	1,573	1,596
Security deposits	4,849	5,272
Deferred rental income	6,539	3,964
Dividends and distributions payable	15,791	21,055
Accounts payable and accrued expenses	9,638	17,747
Total liabilities	389,260	402,382

Commitments and contingencies.

Equity: (6)
Stockholders’ equity:
Common stock, $.001 par value	22	20
Additional paid-in capital	170,606	154,412
Distributions in excess of accumulated earnings	(25,784)	(20,014)
Total stockholders’ equity	144,844	134,418
Noncontrolling interests in operating partnerships	452,285	497,485
Total equity	597,129	631,903
Total liabilities and equity	$986,389	$1,034,285

(1)
Includes approximately $159 in amortization expense for the three months ended December 31, 2009 and 2008, and $637 and $600 in amortization expense for the twelve months ended December 31, 2009 and 2008, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”).

(2)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Five leases for approximately 53,000 rentable square feet are month to month leases.

(5)	Base rent reflects cash rent.

(6)	Reflects adoption of the Consolidation Topic of the FASB ASC.